UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 18, 2008

GENESIS PHARMACEUTICALS ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 265200

(Address of principal executive offices and zip code)

(0086)535-7282997

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2008, the Board of Directors (the “Board”) of Genesis Pharmaceuticals Enterprises, Inc. (the “Company”) appointed Michael Marks to serve a s a member of the Board of the Company. Mr. Marks has been appointed to serve as an independent director of the Board. A press release was issued on July 23, 2008 to this effect, a copy of which is attached to this report as Exhibit 99.1.

Mr. Michael Marks was appointed to the Company’s Board of Directors on July 18, 2008. Since 2007, he has served as an independent director of China Housing & Land Development, Inc., a property developer in China. In 2006, Mr. Marks became the President of Middle Kingdom Alliance Corp., a publicly traded Special Purpose Acquisition Corporation active in China. In January of 2003, Mr. Marks founded the China practice of Sonnenblick Goldman, a real estate investment bank, and served as its Managing Director in China until December 2007. In 2001, he founded B2Globe, providing technology solutions to international internet businesses in Asia. In 1999, he co-founded Metro Corporate Training in Shanghai to offer training and management development, and was its Chief Executive Officer until 2001. During his nine-year tenure in China, Mr. Marks has had a role as advisor, banker or principal in over $2 billion of transactions. From 1998 to 1999, Mr. Marks worked as a management consultant with Horwath Asia Pacific in Australia and China. From 1995 to 1998, Mr. Marks worked in the audit, corporate finance and advisory divisions of PricewaterhouseCoopers in South Africa. Mr. Marks received a Bachelor of Commerce (Honors) in 1994 and Masters of Commerce in 1997 from the University of the Witwatersrand in Johannesburg, South Africa. In 1998, he graduated with a Bachelor of Arts (Psychology) degree from the University of South Africa. In 1997, Mr. Marks became a Chartered Accountant in South Africa, and a Fellow of the Association of International Accountants in the United Kingdom in 1999. He speaks fluent Mandarin, French and English.

Simultaneous with Mr. Marks’ appointment as a director of the Company, the Board has appointed Mr. Marks as a member and chairman of the Board’s Audit Committee.

Mr. Marks has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Marks had, or will have, a direct or indirect material interest.

On July 18, 2008, the Company received resignation letters of Messrs. Yihua Zhang and Rodrigo Arboleda that effective immediately, they resign from their positions as directors of the Company. Messrs. Zhang and Arboleda informed the Company that their decision to resign from their positions as directors of the Company was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Press Release dated July 23, 2008.
99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

By:	/s/ Wubo Cao
Name: Wubo Cao
Title: Chief Executive Officer

Dated: July 24, 2008